UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

001-00871

(Commission File Number)

Delaware	39-0188050
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue,

South Milwaukee, Wisconsin 53172

(Address of principal executive offices, with zip code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 8, 2011, Bucyrus International, Inc. (the “Company”) and Caterpillar Inc., a Delaware corporation (“Caterpillar”), completed the previously announced merger of a wholly owned subsidiary of Caterpillar with and into the Company in accordance with the Agreement and Plan of Merger, dated as of November 14, 2010, by and among Caterpillar, Badger Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Caterpillar (“Merger Sub”) and the Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly owned subsidiary of Caterpillar. The Merger became effective on July 8, 2011 at 8:48 a.m., Central Daylight Time (the “Effective Time”).

Item 1.02 Termination of a Material Definitive Agreement.

As of July 8, 2011, in connection with the closing of the Merger, the Company terminated that certain Amended and Restated Credit Agreement, dated as of May 25, 2007 (as amended, the “Credit Agreement”), among the Company, the Foreign Subsidiaries of the Company from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and repaid all amounts (including principal, interest and fees) accrued and outstanding thereunder. Letters of credit issued for the account of the Company pursuant to the Credit Agreement having a face value of approximately $263 million remain outstanding following termination of the Credit Agreement, and Caterpillar has provided a guaranty of the Company’s obligations with respect thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than those held by the Company, Caterpillar or Merger Sub or any other direct or indirect wholly owned subsidiary of Caterpillar, was converted into the right to receive $92.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, holders of shares of Company Common Stock ceased to have any rights as stockholders in the Company, other than the right to receive the Merger Consideration in accordance with the Merger Agreement. Immediately prior to the Effective Time, each outstanding share of Company restricted stock became fully vested and, in connection with the Merger, was converted into the right to receive $92.00 per share in cash, without interest and less any applicable withholding taxes. At the Effective Time, (i) each outstanding Company restricted stock unit, vested or unvested, was cancelled and converted into the right to receive a cash payment equal to $92.00 in cash for each share of Company Common Stock subject to the restricted stock unit award, without interest and less any applicable withholding taxes and (ii) each outstanding Company stock appreciation right, vested or unvested, was cancelled and converted into the right to receive a cash payment equal to $92.00 for each share of Company Common Stock subject to the stock appreciation right, less the applicable exercise price per share, without interest and less any applicable withholding taxes.

The aggregate value of consideration paid to former holders of the Company Common Stock in connection with the Merger was approximately $7.6 billion.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2010, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company requested that the NASDAQ Stock Market (“NASDAQ”) suspend trading in Company Common Stock, effective as of July 8, 2011, and file with the SEC an application on Form 25 in accordance with Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended, to delist the Company Common Stock as soon as practicable.

Item 3.03 Material Modification to Rights of Security Holders.

The information under Item 2.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Upon the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Caterpillar. Caterpillar funded its payment of the Merger Consideration using a combination of the net proceeds from its May 2011 underwritten public offering of senior notes and cash on hand.

The information under Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately prior to the Effective Time, the following directors of the Company resigned from the Company’s Board of Directors (the “Board of Directors”) and any committees of the Board of Directors, as provided in the Merger Agreement:

Theodore C. Rogers

Michelle L. Collins

Paul W. Jones

Deepak T. Kapur

Gene E. Little

Robert K. Ortberg

Robert L. Purdum

Robert C. Scharp

Following such resignations, Timothy W. Sullivan, as the Company’s only remaining director, appointed Christopher Curfman to the Board of Directors, effective as of the Effective Time. Effective as of the Effective Time and following such appointment, Timothy W. Sullivan resigned from the Board of Directors.

Immediately following the Effective Time, each of the Company’s officers was removed pursuant to action by the Company’s Board of Directors. As a result, immediately following the Effective Time, each of Timothy W. Sullivan, Craig R. Mackus, William S. Tate, Luis de Leon, John F. Bosbous and Mark J. Knapp ceased to be an officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the Effective Time on July 8, 2011, the Company filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation, which became effective on such date. In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company. Copies of the amended and restated certificate of incorporation and the bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Caterpillar, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011	BUCYRUS INTERNATIONAL, INC.

	By:	/s/ Julie A. Lagacy
Julie A. Lagacy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Caterpillar, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company.